EXHIBIT 31.3
CERTIFICATION

I, Jodi Johnson, Chief Executive Officer of Red Trail Energy, LLC, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A (the “Report”) of Red Trail Energy, LLC; and

2.Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

/s/ Jodi Johnson
Jodi Johnson
Chief Executive Officer

Dated:	January 28, 2025